                                                     Registration No. 333-_____
                                                     Filed July 19, 1996


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        HARRINGTON FINANCIAL GROUP, INC.
- -------------------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)


         INDIANA                                           48-1050267
- -----------------------                       ---------------------------------
(State of incorporation)                      (IRS Employer Identification No.)


                             7300 College Boulevard
                                   Suite 430
                         OVERLAND PARK, KANSAS  66210
- -------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                         SMITH BREEDEN ASSOCIATES, INC.
                         PROFIT SHARING AND 401(K) PLAN
- -------------------------------------------------------------------------------
                            (Full Title of the Plans)


                                   Copies to:

Craig J. Cerny                                  Jeffrey R. Houle, Esq.
President                                       Elias, Matz, Tiernan & Herrick L.L.P.
Harrington Financial Group, Inc.                734 15th Street, N.W.
7300 College Boulevard, Suite 430               Washington, D.C.
Overland Park, Kansas 66210                     (202) 347-0300
(913) 451-1566
- -------------------------------------
(Name, address, and telephone number
of agent for service)


                               Page 1 of 78 pages
                     Index to Exhibits is located on page 6.

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------
     Title of
    Securities            Amount        Proposed Maximum      Proposed Maximum      Amount of
      to be                to be         Offering Price          Aggregate         Registration
    Registered          Registered        Per Share(2)        Offering Price(2)       Fee(3)
- ------------------------------------------------------------------------------------------------
Common Stock, par
  value $.125           350,000(1)          $10.25             $3,587,500.00         $1,237.07
- ------------------------------------------------------------------------------------------------

(1) Represents an estimate of such presently undeterminable number of shares as may be purchased with employer and employee contributions pursuant to the Smith Breeden Associates, Inc. Profit Sharing and 401(k) Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the common stock, par value $.125 per share (the "Common Stock") of Harrington Financial Group, Inc. (the "Company" or the "Registrant") on the Nasdaq National Market on July 15, 1996.

                                ----------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                     PART I

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

- ------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Prospectus, filed with the Commission as part to Registration Statement on Form S-1 (Commission File No. 333-1556) containing audited financial statements for the year ended June 30, 1995;

          (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Prospectus referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 11, 1996;

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the Indiana Business Corporation Law, of which Chapter 37 provides as follows:

     23-1-37-1 "CORPORATION". As used in this chapter, "corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     23-1-37-2 "DIRECTOR". As used in this chapter, "director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     23-1-37-3 "EXPENSES". As used in this chapter, "expenses" include counsel fees.

     23-1-37-4 "LIABILITY". As used in this chapter, "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     23-1-37-5 "OFFICIAL CAPACITY". As used in this chapter, "official capacity" means:

     (1) when used with respect to a director, the office of director in a corporation; and

     (2) when used with respect to an individual other than a director, as contemplated in section 13 of this chapter, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

     "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

     23-1-37-6 "PARTY". As used in this chapter, "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     23-1-37-7 "PROCEEDING". As used in this chapter, "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     23-1-37-8 "PERMISSIVE INDEMNIFICATION".

     (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

         (1)  the individual's conduct was in good faith; and

         (2)  the individual reasonably believed:

              (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

              (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

         (3)  in the case of any criminal proceeding, the individual either:

              (A) had reasonable cause to believe the individual's conduct was lawful; or

              (B) had no reasonable cause to believe the individual's conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     23-1-37-9 "MANDATORY INDEMNIFICATION". Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     23-1-37-10 "ADVANCE INDEMNIFICATION".

     (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

         (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in section 8 of this chapter;

         (2) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter.

     (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) Determinations and authorizations of payments under this section shall be made in the manner specified in section 12 of this chapter.

     23-1-37-11 "APPLICATION FOR INDEMNIFICATION". Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

     (1) the director is entitled to mandatory indemnification under section 9 of this chapter, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

     (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 8 of this chapter.

     23-1-37-12 PROCEDURE FOR DETERMINING INDEMNIFICATION.

     (a) A corporation may not indemnify a director under section 8 of this chapter unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 8 of this chapter.

     (b) The determination shall be made by any one (1) of the following procedures:

         (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

         (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding.

         (3)  By special legal counsel:

              (A) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or

              (B) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate).

         (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.

     23-1-37-13 INDEMNIFICATION OF OFFICERS, AGENTS AND EMPLOYEES. Unless a corporation's articles of incorporation provide otherwise:

     (1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;

     (2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

     (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     23-1-37-14 INSURANCE. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under section 8 or 9 of this chapter.
The:

     (1) corporation may purchase insurance under this section from; and

     (2) insurance purchased under this section may be reinsured in whole or in part by; an insurer that is owned by or otherwise affiliated with the corporation whether the insurer does or does not do business with other persons.

     23-1-37-15 INDEMNIFICATION UNDER CHAPTER NOT EXCLUSIVE.

     (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

         (1)  a corporation's articles of incorporation or bylaws;

         (2)  a resolution of the board of directors or of the shareholders; or

         (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     (b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, bylaws, resolution of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

     (c) This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     Article IX of the Registrant's Amended and Restated Articles of Incorporation provide as follows:

     PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Indiana law.

     ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described above in "indemnification" shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the full extent permitted under Indiana law.

     OTHER RIGHTS. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit to the heirs, executors and administrators of such person provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his act or omissions (i) were in breach of his duty of loyalty to the Corporation or its stockholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt of an improper personal benefit.

     INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Articles of Incorporation.

     MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in the Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article shall alter, to the determent of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

   NO.      EXHIBIT                                           PAGE
   ---      -------                                           ----
    4       Common Stock Certificate*                          --

   23.2     Consent of Deloitte & Touche LLP                   E-1

   24       Power of attorney for any subsequent
            amendments is located in the signature pages       --

   99.1     Smith Breeden Associates, Inc. Profit Sharing
            and 401(k) Plan                                    E-2

- ------------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-1556) filed with the Commission on February 20, 1996.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Indiana, on this 18th day of July, 1996.


                                       HARRINGTON FINANCIAL GROUP, INC.


                                       By:        /s/ Craig J. Cerny
                                          -------------------------------------
                                               Craig J. Cerny, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Craig J. Cerny his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


     /s/ Craig J. Cerny                                       July 18, 1996
- ----------------------------------
         Craig J. Cerny
           President


   /s/ Catherine A. Habschmidt                                July 18, 1996
- ----------------------------------
     Catherine A. Habschmidt
     Chief Financial Officer
          and Treasurer


    /s/ William F. Quinn, Jr.                                 July 18, 1996
- ----------------------------------
      William F. Quinn, Jr.
    Executive Vice President
          and Director


     /s/ Douglas T. Breeden                                   July 18, 1996
- ----------------------------------
       Douglas T. Breeden
      Chairman of the Board


      /s/ Gerald J. Madigan                                   July 18, 1996
- ----------------------------------
         Gerald J. Madigan
             Director


     /s/ Michael J. Giarla                                    July 18, 1996
- ----------------------------------
        Michael J. Giarla
            Director

      /s/ Stephen A. Eason                                    July 18, 1996
- ----------------------------------
        Stephen A. Eason
            Director


   /s/ Lawrence E. Golaszewski                                July 18, 1996
- ----------------------------------
      Lawrence E. Golaszewski
              Director


      /s/ David F. Harper                                     July 18, 1996
- ----------------------------------
        David F. Harper
            Director


       /s/ Stanley J. Kon                                     July 18, 1996
- ----------------------------------
         Stanley J. Kon
            Director


     /s/ John J. McConnell                                    July 18, 1996
- ----------------------------------
        John J. McConnell
            Director

     Pursuant to the requirements of the Securities Act of 1933, the trustee who administers the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on July 18, 1996.


                                       SMITH BREEDEN ASSOCIATES, INC.
                                       PROFIT SHARING AND 401(K) PLAN


                                       By:      /s/ Marianthe S. Mewkill
                                          -------------------------------------
                                              Marianthe S. Mewkill, Trustee